Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-133665) pertaining to the North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan of our report dated June 27, 2008, with respect to the financial statements of the North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

McLean, Virginia

June 27, 2008

/s/ Ernst & Young